UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 14, 2013

OXiGENE, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-21990	13-3679168
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

701 Gateway Boulevard, Suite 210, South San Francisco, CA	94080
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 635-7000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On January 14, 2013, OXiGENE, Inc. (the “Company”) received a notice from The Nasdaq Stock Market (“Nasdaq”) confirming that for the last 10 consecutive business days, the closing bid price of the Company’s common stock has been at $1.00 per share or greater. As a result of satisfying the minimum bid price requirement, this matter is now closed.

As previously announced, the Company received notice from Nasdaq on June 25, 2012 that the Company did not meet the minimum bid price rule required for continued listing on The Nasdaq Capital Market. On December 26, 2012, Nasdaq provided the Company until June 24, 2013 to achieve compliance with this requirement.

A copy of the Company’s press release is attached as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

99.1	Press release issued by the Company on January 16, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OXiGENE, Inc.

Date: January 16, 2013	By:	/s/ PETER J. LANGECKER
Peter J. Langecker
Chief Executive Officer

Exhibit Index

99.1	Press release issued by the Company on January 16, 2013